                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                       ADVANCED ENVIRONMENTAL RECYCLING
                              TECHNOLOGIES, INC.

                   Notice of Annual Meeting of Stockholders
                   ----------------------------------------

To the Stockholders of
Advanced Environmental Recycling Technologies, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of A.E.R.T., Inc. will be held at the Northwest Arkansas Holiday Inn located at Springdale, Arkansas on the 2nd day August, 1996 at 10:00 a.m. for the following purposes:

     1.  The election of five directors of the Company.

     2.  To act on such other matters as may properly come before the meeting.

Only stockholders of record on the books of the Company at the close of business on June 17, 1996 will be entitled to notice of, and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. Every stockholder (whether he owns one or more shares and whether or not he intends to attend the meeting in person) who wishes to vote with respect to matters to come before the meeting is urged to sign, date and return promptly the enclosed Proxy. Your compliance with this request will enable the Company to avoid unnecessary expenses and delay. A return envelope requiring no postage if mailed in the United States is enclosed for your convenience in replying.

By Order of the Board of Directors

/s/ David C. Chapman

David C. Chapman
Secretary, Treasurer and
Chief Financial Officer

Date  June 17, 1996
    ----------------------


                        PLEASE MAIL YOUR PROXY....NOW!
                                   IMPORTANT
                   WE HOPE THAT YOU CAN ATTEND THIS MEETING
                   IN PERSON, BUT IF YOU CANNOT DO SO PLEASE
                MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
                          602  1/2  East Emma Avenue
                          Springdale, Arkansas 72764



                                PROXY STATEMENT
                                ---------------

                   SOLICITATION AND REVOCABILITY OF PROXIES



The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Environmental Recycling Technologies, Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Northwest Arkansas Holiday Inn, Springdale, Arkansas, at 10:00 a.m. local time, Friday, August 2, 1996 and at any adjournments thereof. The notice of meeting, proxy statement and form of proxy are being mailed to stockholders on or about June 21, 1996.

A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At May 31, 1996, the Company had outstanding 16,192,866 shares of Class A Common Stock and 1,465,530 shares of Class B Common Stock. The holders of record of the Class A Common Stock and Class B Common Stock outstanding on June 17, 1996, will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the Annual Meeting and any adjournments. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote on matters submitted to the stockholders and each share of Class B Common Stock entitles the holder thereof to five votes on matters submitted to the stockholders.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See "Proposal for Election of Directors" for the method of withholding authority to vote for directors). By withholding authority, shares will not be voted either for or against a particular matter but will be counted for quorum purposes. Broker "non-votes," are not relevant to the determination of a quorum or whether the proposal to elect directors has been approved.

The Company's officers and directors own approximately 26.8% of the currently outstanding shares of Class A Common Stock (disregarding 13,367,104 shares subject to warrants and options which have not been exercised) and 92.7% of the shares of Class B Common Stock, and collectively own shares representing approximately 47.3% of the votes entitled to be cast upon matters submitted at the Annual Meeting. Marjorie S. Brooks and corporations controlled by her own shares representing approximately 31.3% of the votes entitled to be cast and may be in a position to control the Company.

The following table sets forth, as of May 31, 1996, certain information with regard to the beneficial ownership of the Company's capital stock by each holder of 5% or more of the outstanding stock, by each director of the Company, and by all officers and directors as a group.


                                                    Number of
                                                    Shares of        Percentage        Percentage
Name and Address of                Title of          Common           of Class          of Voting
 Beneficial Owner                  Class(1)          Stock(2)(9)   Outstanding(2)(9)   Power(2)(9)
- --------------------------------------------------------------------------------------------------

Jim G. and Marjorie S. Brooks      Class A         9,690,331(3)         32.8%            37.6%
P.O. Box 1237                      Class B           837,588(4)         57.2%
Springdale, AR 72764

Joe G. Brooks                      Class A           520,601(5)          1.8%             5.0%
950 North 2nd St.                  Class B           266,896            18.2%
Rogers, AR 72756

J. Douglas Brooks                  Class A           429,666(6)          1.5%             2.9%
950 North 2nd St.                  Class B           131,051             8.9%
Rogers, AR 72756

Jerry B. Burkett                   Class A           109,000(7)            *              *
1908 Oak                           Class B            33,311             2.3%
Stuttgart, AR 72160

Sal Miwa                           Class A            78,000(8)            *              *
One Blue Hill Plaza, Suite 815
Pearl River, NY 10965-8667

Steve Brooks                       Class A           326,616             1.1%             2.1%
P.O. Box 291                       Class B            89,311             6.1%
Springdale, AR 72765


All officers and directors         Class A        11,170,880            38.0%            48.9%
as a group (eight persons)         Class B         1,358,157            92.7%

* Less than 1%


1) The Class B Common Stock is substantially identical to the Class A Common Stock, except that each share of Class B Common Stock has five votes per share and each share of Class A Common Stock has one vote per share.

(2) Beneficial ownership of shares determined in accordance with Rule 13d-3(d)(1) of the Exchange Act and includes shares underlying outstanding warrants and options which the named individual has the right to acquire within sixty days of December 31, 1995.

(3) Includes 3,163,251 shares owned directly, 225,000 shares issuable upon exercise of stock options, 3,000 shares issuable upon exercise of Class B Warrants, 325,000 shares issuable upon exercise of Class C Warrants issued in connection with a $225,000 Bridge Note purchased in 1993, 3,974,080 shares issuable upon exercise of Class F and Class G Warrants issued in connection with a private placement of Class A Common Stock in May of 1994 and 2,000,000 shares issuable upon exercise of Class H Warrants.

(4) Includes 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mr. and Mrs. Brooks. (Razorback Farms, Inc. is the record owner of 312,320 shares and SMF is the record owner of

121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B Common Stock). Excludes additional shares owned by adult children of Mr. and Mrs. Brooks, including Joe G. Brooks, Steve Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest.

(5) Includes 440,768 shares owned directly, 3,000 shares owned as custodian for Mr. Brook's minor child, 43,500 shares issuable upon exercise of Class B Warrants owned directly and as custodian for Mr. Brook's minor child and 33,333 shares issuable upon exercise of stock options.

(6) Includes 388,713 shares owned directly, 7,620 shares issuable upon exercise of Class B Warrants and 33,333 shares issuable upon exercise of stock options.

(7) Includes 3,000 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett, 19,000 shares issuable upon exercise of Class B Warrants directly and indirectly owned by Mr. Burkett and 75,000 shares issuable upon exercise of stock options.

(8) Includes 3,000 shares owned directly and 75,000 shares issuable upon exercise of stock options.

(9) Calculated based on 29,559,970 shares outstanding as of May 31, 1995, which includes 13,367,104 shares which any person has the right to acquire through the exercise of options and warrants within 60 days of May 31, 1995.

At May 31, 1996, there were 16,192,866 shares of Class A Common Stock and 1,465,530 shares of Class B Common Stock issued and outstanding. At that date, the directors and officers as a group directly owned shares representing approximately 47.3% of the votes entitled to be cast upon matters submitted to a vote of the Company's stockholders, and Marjorie S. Brooks and corporations controlled by her owned shares representing approximately 31.3% of the votes entitled to be cast and may be in a position to control the Company.



                       DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

    Name              Age             Position
    ----              ---             --------

  Sal Miwa             38       Chairman of the Board
  Joe G. Brooks        40       President and Director
  David C. Chapman     52       Secretary, Treasurer and Chief Financial Officer
  Robert D. Gorsche    44       Chief Operating Officer
  J. Douglas Brooks    36       Vice President
  Marjorie S. Brooks   60       Director
  Jerry B. Burkett     40       Director
  Steve Brooks         39       Director


Chairman of the Board and Chief Executive Officer Jim G. Brooks passed away unexpectedly on January 16, 1996.

On January 30, 1996, Sal Miwa was elected as its Chairman by the Company's Board of Directors to serve the remaining term of the late Jim Brooks. Mr. Miwa has been an outside director of the Company for the past two years. Sal Miwa is President of Optro-Mechanics (USA) Corporation, an import-export firm located in Pearl River, New York. For the past 15 years he has been engaged in various international businesses and serves as a director and an officer of various other family owned businesses located in U.S., Japan, and Europe. He received his Science Master degree in Aerospace Engineering from the Massachusetts Institute of Technology.

Joe G. Brooks has served as President, Chief Executive Officer (until September 28, 1993) and a director since the Company's inception in December 1988. From July 1985 to December 1988, Mr. Brooks also served as President and a director of Juniper Products, Inc. (July 1985 - February 1987) and served as an independent consultant to Juniper

Industries, Inc. (February 1987 -December 1988), artificial firelog manufacturing entities in Junction, Texas. From October 1984 to July 1985, Mr. Brooks served as President of Southern Minerals and Fibers, Inc. ("SMF"), a producer of drilling mud and fluid additives.

David C. Chapman joined the Company on October 18, 1993 as Chief Financial Officer, and on June 17, 1994, was also elected as the Company's Secretary and Treasurer. A Certified Public Accountant since 1973, Mr. Chapman has extensive public accounting experience and has served as controller or chief financial officer in both privately held and publicly owned companies in the transportation and financial industries.

Robert D. Gorsche joined the Company on February 13, 1995. As Chief Operating Officer, he assumes day-to-day control and operating responsibilities over the Company's composite manufacturing facility in Junction, Texas, and the plastics reclamation facility in Rogers, Arkansas. Mr. Gorsche has extensive technical and manufacturing experience, including a Bachelor of Science degree from MIT in Cambridge, Massachusetts. His educational background also includes graduate studies at Northeastern University. Mr. Gorsche was previously employed at Therma-Tru Corporation of Maumee, Ohio, where he served as General Manager of the Indiana manufacturing operations and later as Vice President of Manufacturing.

J. Douglas Brooks has served as Vice President and a director of the Company from inception in December 1988 until June 17, 1994, and continues to serve as Vice President of Recycled Plastics. Mr. Brooks also served as an independent consultant to Juniper Industries, Inc. from April 1987 to December 1988 and as Vice President of SMF from September 1984 to April 1987.

Marjorie S. Brooks served as Secretary and Treasurer and a director since the Company's inception in December 1988. On March 9, 1993, Mrs. Brooks submitted her resignation as a director for personal health reasons. Mrs. Brooks also serves as a director of Juniper Industries, Inc. and Razorback Farms, Inc., has served as Secretary and Treasurer of the Brooks Investment Co., a holding company for the Brooks' family investments, for more than the past thirty years, and has served as President of Haskell Foods, Inc. from 1981 to the present.

Jerry B. Burkett was appointed to the Board of Directors of the Company on May 17, 1993. Mr. Burkett has been a rice and grain farmer since 1979 and has been a principal in other closely held businesses. He is currently the President of the Arkansas County Farm Bureau.

Steve Brooks was appointed to the Board of Directors of the Company on January 30, 1996. Mr. Brooks is President of Razorback Farms, Inc., a Springdale, Arkansas based firm that specializes in vegetables for processing. Mr. Brooks also serves on the Boards of Razorback Farms, Inc. and The Ozark Food Processors Association.

Joe G. Brooks, Steve W. Brooks, and J. Douglas Brooks are brothers and are sons of Jim G. and Marjorie S. Brooks. There are no other familial relationships between the current directors and executive officers.

Each of the Company's directors have been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

The Board of Directors conducted six meetings during 1995. All incumbent directors attended at least 75% of the meetings of the Board of Directors conducted during their respective terms of appointment in 1995.

The Board of Directors does not have standing Nominating or Compensation Committees.

The Audit Committee of the Board of Directors consists of Joe G. Brooks, Jerry
B. Burkett and Sal Miwa. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Committee conducted one meeting in 1995.

The Stock Option Committee, consisted of the late Jim G. Brooks, Jerry B. Burkett and Sal Miwa. The Stock Option Committee administers the Company's stock option plans on behalf of the Board of Directors and approves stock options granted thereunder. The Committee conducted one meeting in 1995.

                            EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company during the three years ended December 31, 1995 to each executive officer of the Company whose aggregate cash compensation exceeded $100,000, and to the chief executive officer.


                         Annual Compensation                        Long-Term Compensation
                         -------------------                        ----------------------
                                                                         Awards                  Payouts
                                                                         ------                  -------

                                                       Other       Restricted   Stock      Long-Term
    Name and                                           Annual        Stock     Options/    Incentive     All Other
Principal Position     Year     Salary    Bonus     Compensation     Awards      SARs       Payouts     Compensation
- ------------------     ----     ------    -----     ------------   ----------  -------    ----------    ------------

Jim G. Brooks,         1995      $0        $0           $0            $0          0           $0            $0
Chief Executive        1994       0         0            0             0       500,000         0             0
Officer (9-28-93)      1993       0         0            0             0        25,000         0             0
and Chairman of
the Board of
Directors

Joe G. Brooks,         1993     $70,919    $0         $1,200          $0          0           $0            $0
Chief Executive
Officer (to 9-28-
93) and President



                    Aggregated Option Exercises in Year Ended December 31, 1995
                    -----------------------------------------------------------
                              and Option Values at December 31, 1995
                              --------------------------------------


                                                  Number of                Value of Unexercised
                 Number of                        Unexercised Options      In-the-Money Options
                 Shares                           at December 31, 1995     at December 31, 1995
                 Acquired          Value          Exercisable/             Exercisable/
     Name        on Exercise       Realized       Unexercisable            Unexercisable
- -----------------------------------------------------------------------------------------------

Jim G. Brooks       0                $0             125,000/400,000              $0/$0


                             DIRECTOR COMPENSATION

Non-employee directors do not receive cash compensation for serving on the Company's Board of Directors, however, such persons are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. Directors are paid long-term compensation in the form of stock option grants under the Company's Non-Employee Director Stock Option Plan. Such plan provides for annual grants of options to purchase 25,000 shares of Class A Common Stock at the fair market value of said stock on the date of such grant.

                             SECTION 16 REPORTING

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered Class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, National Association of Securities Dealers and the Boston Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 4 or Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1995, its executive officers, directors and greater than ten-percent beneficial owners were in compliance with applicable requirements of Section 16(a).


              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

Although the Company's Bylaws allow for a Compensation Committee of the Board, such a committee has not been appointed. Accordingly, all decisions regarding executive compensation are reviewed and approved by the full Board, except for those relating to grants under the Company's employee stock option plan which are approved by a special stock option committee of outside directors.

The overall compensation policy of the Company is to maximize shareholder return by combining annual and long-term compensation to executives based upon corporate and individual performance. Annual compensation is paid in the form of base salary which is subjectively determined by the Board based upon senior management's recommendation. Additionally, although no cash bonuses have been paid to executives, the Board reserves the right to grant such bonuses if the Company's performance so warrants. Long-term compensation to executives is built around the Company's stock option programs.

Base salaries are reviewed and approved by the full Board at the time an officer is hired and thereafter on a periodic basis as determined appropriate by the Board and senior management. Base salaries are subjectively determined based upon a number of factors, including level and scope of responsibility, salaries paid for comparable positions at similarly situated companies and individual and corporate performance. No base salary increases were effected for executives during 1995, primarily as a result of the Company's performance and cash-flow position.

The Company effects stock option grants from time-to-time as a mechanism for providing long-term, non-cash compensation to executives. The Board believes that stock options are (especially in the context of an emerging growth company) an effective incentive for executives and managers to create value for the Company and its shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. By utilizing stock-based compensation, the Company can focus much needed cash-flow, which would otherwise be paid out as compensation, back into the daily operations of the business. Individual stock option grants are subjectively determined based upon a number of factors, including individual performance and prior year's grants. Based upon these factors, during 1995, options to purchase an aggregate of 406,000 shares of Class A stock were granted to employees of the Company as a whole with 400,000 options being granted specifically to executive officers.
All option grants were made at an exercise price equal to the fair market value of the underlying stock on the date of grant.

During 1995, the late Jim G. Brooks, the Company's Chief Executive Officer, did not receive any base salary or long-term compensation awards. Mr. Brooks, who took over the position of Chief Executive Officer in 1993, did so based upon the understanding that he would be compensated solely in the form of stock-based compensation. This was initially effected through a grant under the Company's Chairman Stock Option Plan which was adopted by the Company's shareholders in June 1994. Under this plan, Mr. Brooks received a one-time option grant, effective May 1, 1994, to purchase 500,000 shares of the Company's Class A Common Stock. As a result of the 1994 grant, no additional options were granted to Mr. Brooks in 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted, the Board of Directors does not currently maintain a standing compensation committee. All decisions regarding executive compensation are reviewed and approved by the full Board. During 1995, two members of the Board of Directors, the late Jim G. Brooks and Joe G. Brooks also served as executive officers of the Company. Neither of said persons participated in any deliberations or decisions concerning compensation issues in which they had a personal interest, nor did they vote on any such matter.

                  Sal Miwa                      Joe G. Brooks
                  Marjorie S. Brooks            Jerry B. Burkett


                            STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return to the Company's shareholders during the period from December 31, 1990 to December 31, 1995, as well as an overall stock market index (NASDAQ Composite Market Index) and a published industry index (NASDAQ Industrial Index).


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG A.E.R.T., NASDAQ Market Index, AND NASDAQ Industrial Index
             --------  -------------------      -----------------------

                                             NASDAQ      NASDAQ
Measurement period                           Market      Industrial
(Fiscal Year Covered)           A.E.R.T.     Index       Index
- ---------------------           --------     -------     ----------
Measurement PT -
12/31/90                        $100.00      $100.00     $100.00

12/31/91                        $139.13      $156.84     $164.75
12/31/92                        $ 86.96      $181.08     $178.53
12/31/93                        $ 82.61      $207.79     $198.43
12/31/94                        $ 21.74      $201.14     $185.64
12/31/95                        $ 77.17      $281.44     $237.58



The stock performance graph assumes $100 was invested on December 31, 1990 and that all dividends were reinvested. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.


                             CERTAIN TRANSACTIONS

In June and September, 1993 the Company secured short-term financing from Jim G. and Marjorie Brooks resulting in notes payable totaling $136,000. The notes accrued interest at a rate of 8.0% per annum and were repaid in October, 1993. On October 13, 1993, Jim G. and Marjorie S. Brooks placed a $1,000,000 non-refundable stock subscription prepayment with the Company in relation to a private placement offering of Class A Common Stock. The prepayment accrued interest at the rate of 8% per annum.

On June 29, 1993 the Company circulated a private placement offering of up to $1,200,000 in Bridge Notes and Class C Warrants. The Notes were secured by certain equipment of the Company's composite production division, accrued interest at the rate of 8% per annum, and matured June 29, 1994. The face amount of each Bridge Note was accompanied with an equal number of Class C Warrants which are exercisable ratably into one share of Class A Common Stock at an exercise price of $3.00 per share. The Warrants expire on June 29, 1998.
Jim G. and Marjorie Brooks participated in the Bridge Offering in the amount of $225,000.

In April 1994, the Company renewed an agreement with an affiliate whereby the Company agreed to sell certain of its trade receivables which the affiliate deems acceptable, up to $650,000 at any one time. Upon acceptance of a sale of a receivable, the affiliate will remit to the Company 100% of the receivable, as defined in the agreement, and the Company shall remit to the affiliate .88% as a factoring charge. The Company will indemnify the affiliate for any loss arising out of rejections or returns of any merchandise, or any claims asserted by the Company's customers. During 1995, the Company sold an aggregate of approximately $5,852,000 in receivables under this agreement, of which $241,723 remains to be collected. During 1994 and 1993, the Company sold an aggregate of approximately $3,726,000 and $1,018,000, respectively, in receivables under this agreement, none of which remains to be collected. Costs of approximately $51,000, $32,800 and $9,000 associated with the factoring agreement are included in selling, production, general and administrative expenses at December 31, 1995, 1994 and 1993, respectively.

In July 1994, the Company obtained a $1,000,000 secured line of credit bearing interest at the rate of 8.5% per annum from Jim G. and Marjorie S. Brooks. At December 31, 1994 the Brooks had advanced the $1,000,000 plus an additional $411,903. In February 1995, the line of credit was increased to $2,000,000 of which $1,566,903 is a term-note to be amortized at 9.75% over five years beginning April 1, 1995 and the balance of $433,097 is a revolving credit line expiring in February 2000 available as needed by the Company.


                                 PROPOSAL FOR
                             ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at five. Following the January 16, 1996 death of the Company's Chairman, Jim G. Brooks, the Board appointed Steve Brooks to the Board, accordingly the Company currently has five directors and at the meeting five directors are to be elected by the holders of shares of outstanding Class A and Class B Common Stock voting together as a single class. To be elected, each director must receive a plurality of the votes cast at the Annual Meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote with respect to the election of each of the five director positions to be filled and each outstanding share of Class B Common Stock entitles the holder thereof to five votes with respect to the election of each of the five director positions to be filled.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD."
If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the names(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through the name(s) of such nominee(s). If you withhold authority to vote your shares, such vote will be treated as an abstention and accordingly your shares will neither be voted for or against a director but will be counted for quorum purposes.

The five nominees for director are: Sal Miwa, Joe G. Brooks, Jerry B. Burkett, Steve Brooks and Marjorie S. Brooks. All of the nominees are presently directors of the Company. Joe G. Brooks is currently President of the Company and Sal Miwa is currently Chairman of the Board.

The enclosed proxy, if properly signed and returned, will be voted for the election of the five nominees named above, unless authority to vote is withheld. Management recommends that the stockholders vote in favor of the five nominees named above. In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominees as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve, if elected.

                       ADDITIONAL INFORMATION AVAILABLE

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF JUNE 17, 1996, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.


                            AUDITORS TO BE PRESENT

A representative of Arthur Andersen LLP, the Company's auditors for 1995 and the current year, is expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to questions.


                                 OTHER MATTERS

The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters should properly come before the meeting, or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.


                     COST AND METHOD OF PROXY SOLICITATION

The cost of proxy solicitation will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by telephone, telegram, or in person.


                             STOCKHOLDER PROPOSALS

Stockholder proposals for the next Annual Meeting of Stockholders anticipated to be held in July, 1997, must be received at the Company's corporate offices, 602 1/2 East Emma Avenue, P.O. Box 1237, Springdale, Arkansas 72765, on or before December 31, 1996.


The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.






DAVID C. CHAPMAN
Secretary, Treasurer and
Chief Financial Officer



Dated: June 17, 1996


A [X] Please mark your votes as in this example.

               FOR all nominees list      WITHHOLD authorization        Nominees:  Sal Miwa
               at right (except as        to vote for all nominees                 Joe G. Brooks
               marked to the contrary     listed at right                          Marjorie S. Brooks
               below)                                                              Jerry B. Burkett
1. Election                                                                        Steve Brooks
   of                 [__]                      [__]
   Directors

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON AUGUST 2, 1996.

        The undersigned hereby appoints Sal Miwa as Proxy, with full power to appoint his substitute, and hereby authorizes to represent and vote, as designated on this proxy, all shares of common stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date, June 17, 1996 at the Annual Meeting of Stockholders of the Company to be held at the Northwest Arkansas Holiday Inn, Sprindale, Arkansas on Friday, August 2, 1996 at 10:00 AM, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.

The undersigned acknowledges receipt of the formal notice of such meeting and the 1995 Annual Report of the Company.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________     DATE______________ 1996

Note: Please sign above exactly as name appears on the certificate. When shares are held by joint tenants both should sign. If a corporation or partnership, sign in corporate or partnership name by authorized person or partner.